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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 5, 2003

Prime Retail, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-23616	38-2559212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street Nineteenth Floor, Baltimore, Maryland		21202
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code    (410) 234-0782

No Change (Former name or former address, if changed since last report)

Item 5. Other Events.

        As previously disclosed in a report on Form 8-K filed on July 9, 2003 by Prime Retail, Inc. ("Prime Retail" or the "Company") with the Securities and Exchange Commission (the "SEC"), on July 8, 2003 the Company and The Lightstone Group, LLC ("Lightstone"), a New Jersey-based real estate company, announced that an affiliate of Lightstone had agreed to acquire the Company (the "Transaction"). The Transaction is to be effected in accordance with the terms of an agreement and plan of merger (the "Merger Agreement") dated as of July 8, 2003 between Prime Outlets Acquisition Company, LLC (the "Buyer"), a Delaware limited liability company which is an affiliate of Lightstone, and the Company, which provides for the Company to be merged with and into the Buyer. Consummation of the Transaction is subject to a number of conditions including the approval of the Transaction and the Merger Agreement by the holders of at least 66 2/3% of both the series A preferred stockholders and the series B preferred stockholders, each voting separately as a class, and the approval of the holders of a majority of the common stock of the Company voting to both amend the charter of the Company and approve the Transaction and the Merger Agreement, as well as other customary consents and approvals.

        On July 16, 2003, the Company issued a press release (previously furnished pursuant to Item 9 of the Company's report on Form 8-K filed on July 17, 2003 with the SEC) announcing that two stockholders (the "Series A Parties") of the Company that collectively own 32% of the outstanding shares of series A preferred stock of the Company had objected to the allocation of consideration proposed by the Company in connection with the previously announced merger between the Company and the Buyer.

        In connection with the Transaction and events described above, the Company has proposed to facilitate limited discussions among certain of the Company's preferred stockholders to obtain their views with respect to the Transaction and the proposed allocation of the merger consideration. In order to facilitate such discussions the Company is providing certain of its preferred stockholders (including the Series A Parties) with certain information regarding the Transaction, which information is furnished under Item 9 of this current report on Form 8-K. There can be no assurances as to the timing, nature or outcome of these discussions which may include other stockholders of the Company. Although under the terms of the Merger Agreement the Company has the right to modify, at its discretion, the allocation of consideration among the various classes of stockholders until the mailing of definitive proxy materials, any such modification would be subject to approval of the special committee of independent directors established in connection with the Transaction.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Number	Description
99.1	Certain background information regarding the proposed transaction between Prime Retail, Inc. and The Lightstone Group, LLC
99.2	Summary of the fairness opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. dated as of July 8, 2003 and a copy of such opinion

Item 9. Regulation FD Disclosure.

        On or about August 5, 2003 the Company expects to provide certain of its preferred stockholders (including the Series A Parties) with background information concerning the proposed transaction, a summary of the fairness opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("HLHZFA") dated July 8, 2003 relating to the transaction and a copy of such opinion. The background information concerning the proposed transaction is furnished as Exhibit 99.1 hereto and a summary of HLHZFA's opinion and a copy of such opinion are furnished as Exhibit 99.2 hereto. The information contained in Item 9 of this current report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be "filed" with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or into any proxy statement or other report filed by the Company under the Securities Exchange Act of 1934, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME RETAIL, INC. (Registrant)
Date: August 5, 2003	By:	/s/ R. KELVIN ANTILL Name: R. Kelvin Antill Title: Executive Vice President—General Counsel and Secretary

EXHIBIT INDEX

Number	Description
99.1	Certain background information regarding the proposed transaction between Prime Retail, Inc. and The Lightstone Group, LLC
99.2	Summary of the fairness opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. dated as of July 8, 2003 and a copy of such opinion

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SIGNATURES
EXHIBIT INDEX